UNITED STATES

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VIRIOS THERAPEUTICS, INC.

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May 16, 2022

Dear Virios (VIRI) Shareholders,

As we are on the cusp of transitioning from spring to summer, we turn our attention to our second annual VIRI shareholder meeting to be held on June 16th at 11AM EST. I am sending you this message with two goals in mind. First, to provide you with an update on our progress during the first half of 2022. And second, to encourage you to execute your proxy and vote your shares over the next few weeks. Your votes are essential to enable us to both execute formal business (i.e., elect directors, to update our equity incentive plan and ratify our selection of an independent accounting firm), as well as to reach the quorum required to hold our meeting. To have a quorum for the meeting, a majority of our shares must be present by proxy or by virtual attendance at the meeting on June 16, 2022.

VIRI 2022 Progress Highlights are as Follows:

●	Fully recruited our Phase 2b FORTRESS study designed to assess the safety and effectiveness of our lead development candidate, oral IMC-1 (famciclovir + celecoxib) in treating patients diagnosed with fibromyalgia (“FM”)
●	Completed the dosing phase of both of our chronic toxicology studies and commenced data collection from these two studies
●	Patient biopsy data generated in collaboration with the University of Alabama highlighting the role of activated, replicating herpes simplex type 1 (HSV-1) virus in FM and Irritable Bowel Syndrome (IBS) patients was published in Infection
●	Announced a research collaboration with the Bateman Horne Center to explore the therapeutic potential of combination antiviral therapy with Virios’ second development candidate, IMC-2 (valacyclovir + celecoxib). The study will evaluate changes in common Long COVID symptoms such as fatigue, sleep disruption, impaired attention, pain, autonomic function and anxiety.

Based on this progress, we project we are now approximately four months away from reporting out top line results from our FM Phase 2b FORTRESS study. We believe positive results from this study could represent a major value inflection milestone for VIRI.

Shareholder Proxy Voting:

By this time, you should have received your proxy materials via direct mail or electronic mail. It is critical that you vote to ensure that we have a quorum for the meeting and that we have your feedback. To vote, we encourage you to do one of the following:

●	If you have received your proxy card, you can vote via any of following means outlined on your proxy card with your 16-digit control number:
o	Vote by internet at www.proxyvote.com;
o	Vote by phone by calling 1-800-690-6903; or
o	Vote by mail by completing, signing and dating the proxy card and returning it in the enclosed envelope.
●	If you own shares through an account at Broadridge, you can log on to your on-line Broadridge account and follow the link to vote your shares.
●	If you own shares through a different brokerage account or bank, contact them directly on how to vote your shares.

In summary, we have made significant progress on our first half 2022 corporate objectives. We believe that we are approximately four months away from the next major milestone in progressing on our goal to upgrade care for the millions of FM patients across the globe. We appreciate your past support and strongly encourage you to vote your shares in favor of the three proposals to be presented at the annual meeting. If you have any further questions about how to do so, please do not hesitate to reach out to our SVP of Finance and Corporate Secretary and Treasurer, Angela Walsh at angela@virios.com.

Warmest regards,

Greg Duncan

Chair & CEO Virios Therapeutics, Inc.

About Virios Therapeutics

Virios Therapeutics (Nasdaq: VIRI) is a development-stage biotechnology company focused on advancing novel antiviral therapies to treat debilitating chronic diseases, such as fibromyalgia (“FM”). Immune responses related to the activation of tissue resident herpes have been postulated as a potential root cause triggering and/or sustaining chronic illnesses such as FM, irritable bowel disease, chronic fatigue syndrome and other functional somatic syndromes, all of which are characterized by waxing and waning symptoms with no obvious etiology. Our lead development candidate (“IMC-1”) is a novel, proprietary, fixed dose combination of famciclovir and celecoxib designed to synergistically suppress herpes virus replication, with the end goal of reducing virally promoted disease symptoms. IMC-1 has been granted fast track designation by the FDA and is currently being tested in a multi-center, randomized, double-blind, placebo-controlled trial (“FORTRESS”), designed to potentially serve as a supportive registrational study. Evidence of IMC-1’s efficacy on a broad spectrum of FM outcome measures was previously demonstrated in a Phase 2a clinical trial.

The Company is pursuing a second development candidate, IMC-2 (valacyclovir and celecoxib), as a potential treatment for managing the fatigue, sleep, attention, pain, autonomic function and anxiety associated with Long COVID, otherwise known as Post-Acute Sequelae of COVID-19 (PASC). The Company has provided Bateman Horne Center (“BHC”) with an unrestricted investigational grant to conduct this study. BHC is a non-profit, interdisciplinary Center of Excellence advancing the diagnosis and treatment of chronic fatigue disorders, FM, post-viral syndromes, and related comorbidities.

For more information, please visit www.virios.com.

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Forward-Looking Statements

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Virios Therapeutics’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the success, cost and timing of Virios Therapeutics’ preclinical studies and clinical trials; its ability to obtain regulatory approval for IMC-1, IMC-2 and any future product candidates; the company’s need for additional funding; and Virios Therapeutics’ ability to develop and, if approved, commercialize its product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Virios Therapeutics, Inc. (VIRI) undertakes no duty to update such information except as required under applicable law.